UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2023

New Vista Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40070	98-1574055
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 South Wacker Drive, Suite 300 Chicago, IL 60606	60606
(Address of principal executive offices)	(Zip Code)

(312) 855-2083

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	NVSAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NVSA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	NVSAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 1, 2023, New Vista Acquisition Corp (“New Vista” or the “Company”) issued a press release announcing that it has entered into a non-binding letter of intent for a business combination with Verijet Holding Company LLC (“Verijet”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Completion of the potential business combination is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the potential business combination, satisfaction of the conditions negotiated therein and approval of the potential business combination by board and equity holders of both companies, as well as regulatory approvals. Accordingly, there can be no assurance that the parties will successfully negotiate and enter into a definitive agreement, or that the potential business combination will be consummated on the terms or timeframe currently contemplated, or at all.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Important Additional Information and Where to Find It

On January 12, 2023, New Vista filed a definitive proxy statement (the “Shareholder Meeting Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in connection with its solicitation of proxies for New Vista’s extraordinary general meeting to be held on Friday, February 10, 2023, commencing at 10:00 a.m., New York City time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, located at One Manhattan West, New York, NY 10001 (the “Shareholder Meeting Proxy Statement”). On January 13, 2023, New Vista filed with the SEC an amendment to the Shareholder Meeting Proxy Statement. INVESTORS AND SECURITY HOLDERS OF NEW VISTA ARE URGED TO READ THE SHAREHOLDER MEETING PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW VISTA, THE EXTRAORDINARY GENERAL MEETING AND RELATED MATTERS.

If New Vista and Verijet enter into a definitive agreement with respect to the potential business combination, New Vista will file with the SEC a proxy statement (the “Business Combination Proxy Statement”). New Vista will send the Business Combination Proxy Statement to its shareholders and may file other documents regarding the potential business combination with the SEC. This communication is not a substitute for the Business Combination Proxy Statement or any other document that New Vista may send to its shareholders in connection with the potential business combination. INVESTORS AND SECURITY HOLDERS OF NEW VISTA ARE URGED TO READ THE BUSINESS COMBINATION PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NEW VISTA, VERIJET, THE POTENTIAL BUSINESS COMBINATION AND RELATED MATTERS. Investors and security holders of New Vista will be able to obtain free copies of the Business Combination Proxy Statement and other documents (including any amendments or supplements thereto) containing important information about New Vista and Verijet once those documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. New Vista makes available copies of materials they file with, or furnish to, the SEC free of charge at its website www.newvistacap.com/investor-relations.

Participants In The Solicitation

New Vista and its directors and executive officers may be considered participants in the solicitation of proxies from the shareholders of New Vista in connection with the potential business combination. Information about the directors and executive officers of New Vista is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, and on its website at www.newvistacap.com/investor-relations. Additional information regarding the interests of those participants and other persons who may be deemed participants in the potential business combination may be obtained by reading the Business Combination Proxy Statement and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 1, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Vista Acquisition Corp

Date: February 1, 2023	By:	/s/ Dennis A. Muilenburg
	Name:	Dennis A. Muilenburg
	Title:	Chief Executive Officer

2